Exhibit 99.1

NEWS RELEASE

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-4590

Lyondell Reports First-Quarter 2007 Results

Highlights

•	Income from continuing operations of $6 million or 2 cents per share
•	Quarterly results impacted by:
•	Scheduled refinery maintenance
•	Reduced ethylene segment margins
•	$62 million charge related to the 2005 Lake Charles TDI plant closure
•	Second quarter begins with positive momentum in all segments
•	Inorganic chemicals sale expected to close during second quarter

HOUSTON (Apr. 26, 2007) – Lyondell Chemical Company (NYSE: LYO) today announced income from continuing operations for the first quarter 2007 of $6 million, or 2 cents per share on a fully diluted basis. Comparisons with the prior quarter and first quarter 2006 are available in the following table.

Table 1—Lyondell Earnings Summary (a)

Millions of dollars, except per share amounts	1Q 2007	1Q 2006	4Q 2006
Sales and other operating revenues	$5,789	$4,418	$5,934
Income from continuing operations	6	286	286
Net income (loss) (b)	19	290	(321)
Income from continuing operations:
Basic earnings per share	0.03	1.16	1.15
Diluted earnings per share	0.02	1.10	1.10
Net income (loss): (b)
Basic earnings per share	0.08	1.18	(1.29)
Diluted earnings per share	0.07	1.12	(1.23)
Basic weighted average shares outstanding (millions)	251.1	246.9	248.4
Diluted weighted average shares outstanding (millions) (c)	263.7	259.3	261.6

(a)	Results include 100% of the operations of Houston Refining LP (“Houston Refining”) prospectively from August 16, 2006. Prior to August 16, 2006, Lyondell’s 58.75% interest in Houston Refining was accounted for as an equity investment.
(b)	Includes fourth quarter 2006 after-tax charges of $549 million, or $2.10 per share, for impairment of goodwill and certain software costs related to the inorganic chemicals business, which is being reported as a discontinued operation.
(c)	Includes the dilutive effect of the convertible debentures, stock options and warrants.

Lyondell Chemical Company
www.lyondell.com

First-quarter 2007 results from continuing operations declined versus the fourth quarter 2006 due to the impact of scheduled maintenance on the Houston refinery’s fluid catalytic cracking unit (FCCU), lower average prices and margins in the ethylene segment and a charge related to the 2005 Lake Charles TDI plant closure. Aside from this charge, propylene oxide segment results improved versus the fourth quarter 2006. The inorganic chemicals business results also improved versus the fourth quarter 2006.

Additionally, results reflect the following:

Table 2—Charges (Benefits) Included in Lyondell’s Results from Continuing Operations

Millions of dollars	1Q 2007	1Q 2006	4Q 2006
Pretax charges (benefits):
Charges related to 2005 TDI facility shutdown (a)	$62	$—	$—
Debt retirement charges	—	—	19
Mutual insurance consortia losses, net	—	5	(4)
Houston Refining LP—related settlement (b)	—	(70)	—
After-tax effect of net charges (credits)	40	(42)	(16)
Effect on diluted earnings per share	0.15	(0.16)	(0.06)

(a)	Represents a pretax charge related to commercial arrangements associated with the 2005 shutdown of the Lake Charles toluene diisocyanate (“TDI”) facility.
(b)	Represents the net effect of the resolution of various matters among Houston Refining, its owners and their affiliates.

“As expected, refining results were negatively impacted by scheduled maintenance, but this work positions the refinery well for the coming years and the developing strong summer season,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Within our ethylene segment, the early months of the first quarter were quite challenging as product prices were slow to rebound from a fourth-quarter decline. However, sales volumes were quite strong, and positive pricing momentum returned in March and has continued in April. Hence, I don’t see the first quarter’s results as an indicator of the balance of the year. Rather, it is merely an example of the volatility created by energy prices.”

OUTLOOK

The second quarter has shown increased strength, particularly in gasoline-related products, and chemical product prices also are displaying positive momentum. The refining segment is benefiting from seasonally strong margins; however, as previously reported, second-quarter results will be modestly impacted by the 10-day outage of the FCCU. The ethylene segment is benefiting from good demand and positive price momentum, although high and volatile crude oil prices continue to present a challenge. The propylene oxide segment has realized continued steady performance of the chemical products, while fuel products are responding to strong gasoline markets.

Lyondell Chemical Company	2
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“Our outlook for our chemical and fuel businesses continues to be very positive. The prospects for the summer months are shaping up well, and our businesses are well positioned as we enter what appears to be another strong season in the fuels markets. As a result, our portfolio should demonstrate its strong earnings- and cash-generating capabilities,” said Smith. “Additionally, the pending sale of the inorganic chemicals business will significantly accelerate our debt reduction and balance sheet improvement.”

LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT

Lyondell operates in three segments: 1) Ethylene, co-products and derivatives; 2) Propylene oxide (PO) and related products; and 3) Refining. Inorganic chemicals is presented as a discontinued operation due to the pending sale of this business.

Ethylene, Co-products and Derivatives Segment – The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene and benzene), and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM).

Table 3—Ethylene, Co-Products & Derivatives Financial Overview (a)

Millions of dollars	1Q 2007	1Q 2006	4Q 2006
Sales and other operating revenues	$2,991	$3,152	$3,091
Operating income	77	299	214
EBITDA (b)	177	397	313

(a)	See Table 7 for additional financial information.
(b)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations.

1Q07 v. 4Q06 – Ethylene and ethylene derivative product sales volumes increased by approximately 150 million pounds (approximately 5 percent) versus the fourth quarter 2006. Compared with the fourth quarter, our quarterly average prices for ethylene and polyethylene decreased by approximately 2 cents per pound, and the ethylene glycol price was unchanged. The company’s average cost-of-ethylene-production metric (COE) increased by approximately 3.5 cents per pound versus the fourth quarter primarily due to increases from crude-oil based raw materials. Acetyls results were relatively unchanged.

1Q07 v. 1Q06 – Ethylene and ethylene derivative product sales volumes were up approximately 85 million pounds versus the first quarter 2006. The quarterly average prices for ethylene and polyethylene decreased by approximately 8.5 cents and 13 cents per pound,

Lyondell Chemical Company	3
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respectively, and the ethylene glycol price was unchanged. The company’s average COE metric was relatively unchanged. Acetyls results improved by approximately $25 million primarily as a result of increased margins as raw material costs declined while methanol sales prices increased.

PO and Related Products Segment – The principal products of the PO and related products segment include PO, PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, fuel products (methyl tertiary butyl ether [MTBE] and ethyl tertiary butyl ether [ETBE]), isobutylene and toluene diisocyanate (TDI).

Table 4—PO & Related Products Financial Overview (a)

Millions of dollars	1Q 2007	1Q 2006	4Q 2006
Sales and other operating revenues	$1,758	$1,644	$1,712
Operating income (b)	27	117	45
EBITDA (b) (c)	87	175	105

(a)	See Table 7 for additional financial information.
(b)	Operating income and EBITDA for the first quarter 2007 include a pretax charge of $62 million related to commercial arrangements associated with the 2005 shutdown of the Lake Charles TDI facility.
(c)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations.

1Q07 v. 4Q06 – Segment EBITDA decreased by $18 million versus the fourth quarter primarily due to the $62 million TDI charge. PO and PO derivative results increased by approximately $40 million due to increased margins and sales volumes. Fuel-product results increased moderately primarily due to increased sales volumes and the absence of fourth-quarter maintenance. Styrene results decreased moderately as a result of lower margins. TDI results declined by approximately $65 million primarily due to the $62 million charge.

1Q07 v. 1Q06 – Segment EBITDA decreased by $88 million versus the first quarter 2006 primarily due to the $62 million TDI charge. Fuel product results declined by approximately $20 million primarily due to lower margins partially related to export costs. Styrene results declined by approximately $20 million due to lower margins. PO and PO derivative results were comparable. TDI results declined by approximately $55 million primarily as a result of the $62 million charge, which was partially offset by increased prices.

Refining Segment – Lyondell owned a 58.75 percent interest in Houston Refining LP (formerly known as LYONDELL-CITGO Refining LP) prior to Aug. 16, 2006, at which time Lyondell purchased the remaining 41.25 percent interest from CITGO Petroleum Corporation. Prior to Aug. 16, Lyondell’s interest was accounted for by the equity method. As a result of the acquisition, Houston Refining’s operations are consolidated from Aug. 16. The following review is on a 100-percent basis.

Lyondell Chemical Company	4
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Table 5—Refining Financial Overview – 100% Basis (a)

Millions of dollars	1Q 2007	1Q 2006	4Q 2006
Sales and other operating revenues	$1,884	$2,094	$2,065
Operating income	78	162	302
EBITDA (b)	133	193	357

(a)	The Refining segment information presented above represents the historical operating results of Houston Refining on a 100% basis, and reflects purchase accounting adjustments from August 16, 2006. See Table 7 for additional financial information.
(b)	See Table 10 for a reconciliation of segment EBITDA to income from continuing operations and, as appropriate, to net income of Houston Refining.

1Q07 v. 4Q06 – Results were lower compared to the prior quarter, which included approximately $55 million of favorable effects. Those fourth-quarter effects included a $14 million insurance settlement and a $19 million benefit from a LIFO inventory decrement with the remainder due to other product inventory changes. Operationally, refining results in the first quarter 2007 were negatively impacted by approximately $140 million related to the planned maintenance turnaround and upgrade of the FCCU and related units. Of this amount, approximately $80 million is related to a 54,000-barrel-per-day reduction in average crude processing rates, $45 million is related to the inability to realize full conversion margins during the maintenance, and $15 million is related to increased operating costs. Lower aromatics results also impacted the quarter.

1Q07 v. 1Q06 – Results declined primarily due to the impact of the scheduled maintenance during the first quarter 2007. The maintenance impact was partially offset by a $3-per-barrel increase in the conversion margin. As a reminder, first-quarter 2006 results are based on the previous crude supply agreement rather than the current contract.

Discontinued Operations – Inorganic Chemicals The principal product of inorganic chemicals is titanium dioxide (TiO2). In view of the pending sale of the inorganic chemicals business, substantially all of the inorganic chemicals segment is being reported as a discontinued operation including comparative periods.

Lyondell Chemical Company	5
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Table 6—Discontinued Operations—Inorganic Chemicals Financial Overview (a)

Millions of dollars	1Q 2007	1Q 2006	4Q 2006
Sales and other operating revenues	$333	$339	$311
Income (loss) from discontinued operations, net of tax (b)	13	4	(607)
EBITDA (b) (c)	21	44	(10)

(a)	See Table 7 for additional financial information.
(b)	Includes fourth quarter 2006 after-tax charges of $549 million for impairment of goodwill and certain software costs.
(c)	See Table 10 for a reconciliation of EBITDA to income (loss) from discontinued operations, net of tax.

1Q07 v. 4Q06 – Sales volumes increased by approximately 10,000 metric tons versus the fourth quarter primarily due to improved operations. Average sales prices declined by approximately $16 per ton primarily due to lower North American prices. Costs declined by approximately $25 million due to improved operating reliability.

1Q07 v. 1Q06 – TiO2 sales volumes declined by approximately 5,000 metric tons versus the first quarter of 2006; however, this was offset by increased sales of titanium tetrachloride and ultrafine TiO2. TiO2 prices declined by $19 per ton. Costs increased by approximately $15 million, including some lingering effects of production issues from the fourth quarter 2006.

Cash Distributions and Debt Reduction

Equistar Chemicals, LP to Lyondell Chemical Company and Millennium Chemicals Inc. – During the quarter, Equistar distributed $70.5 million to Lyondell and $29.5 million to Millennium.

Millennium to Lyondell Chemical Company – There were no dividends paid by Millennium to Lyondell Chemical Company during the first quarter.

Debt Reduction – During the first quarter, there was no debt repayment except the scheduled amortization of term loans.

Receivable Facilities Utilization – As of March 31, 2007, Lyondell’s receivable facility was utilized by $125 million and Equistar’s receivable facility was unutilized.

CONFERENCE CALL

Lyondell will host a conference call today, Apr. 26, 2007, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Vice President of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and

Lyondell Chemical Company	6
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517-645-6239 (international). The pass code for each is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET Apr. 26 to 6 p.m. ET on May 4. The dial-in numbers are 800-216-6079 (U.S.) and 402-220-3893 (international). The pass code for each is 5549. Web replay will be available at 2:30 p.m. ET Apr. 26 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET Apr. 26 at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America’s third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, titanium dioxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE. Lyondell operates on five continents and employs nearly 11,000 people worldwide.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; Lyondell’s ability to implement its business strategies, including Lyondell’s ability to successfully complete the proposed sale of the inorganic chemicals business in the time period anticipated, and for the purchase price and on the other terms set forth in the transaction agreement, and the receipt of regulatory approvals and clearances; risks of doing business outside of the U.S.; access to capital markets; technological developments; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, which will be filed with the SEC in May 2007.

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SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

Lyondell Chemical Company	7
www.lyondell.com

Table 7—Selected Unaudited Financial Information

	For the three months ended
	March 31,		December 31, 2006
(Millions of dollars)	2007	2006
Sales and other operating revenues: (a) (b)
Ethylene, Co-Products & Derivatives	$2,991	$3,152	$3,091
PO & Related Products	1,758	1,644	1,712
Refining	1,884	2,094	2,065

Operating income: (a)
Ethylene, Co-Products & Derivatives	$77	$299	$214
PO & Related Products (c)	27	117	45
Refining	78	162	302

Depreciation and amortization: (a)
Ethylene, Co-Products & Derivatives	$98	$98	$98
PO & Related Products	59	56	62
Refining	55	31	55

EBITDA: (a) (d)
Ethylene, Co-Products & Derivatives	$177	$397	$313
PO & Related Products (c)	87	175	105
Refining	133	193	357

Capital expenditures: (a)
Ethylene, Co-Products & Derivatives	$41	$23	$65
PO & Related Products	9	15	14
Refining	90	60	69

Discontinued Operations—Inorganic Chemicals: (e)
Sales and other operating revenues	333	339	311
Income (loss) from discontinued operations, net of tax	13	4	(607)
EBITDA	21	44	(10)
Capital expenditures	8	10	12

(a)	See Table 9 for a reconciliation of segment information for the three months ended March 31, 2007 and 2006 and December 31, 2006 to consolidated Lyondell financial information. The Refining information presented above represents operating results of Houston Refining on a 100% basis. Lyondell acquired the remaining 41.25% of Houston Refining on August 16, 2006. From August 16, 2006, depreciation and amortization, as well as operating income, reflect the effects of that acquisition. See Table 14 for additional Houston Refining financial information.
(b)	Sales include sales to affiliates and intersegment sales.
(c)	Includes a first quarter 2007 pretax charge of $62 million related to commercial arrangements associated with the 2005 shutdown of the Lake Charles TDI facility.
(d)	See Table 10 for reconciliation of segment EBITDA to income from continuing operations of Lyondell.
(e)	In the first quarter 2007, Lyondell signed an agreement for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented. See Table 10 for additional financial information for discontinued operations.

Table 8—Selected Operating Information (a)

	For the three months ended
	March 31,		December 31, 2006
	2007	2006
Selected Segment Sales Volumes:
Ethylene, Co-Products and Derivatives (in millions)
Ethylene and derivatives (pounds)	2,958	2,871	2,810
Polyethylene included above (pounds)	1,479	1,333	1,371
Co-products, nonaromatic (pounds)	2,025	1,966	1,956
Aromatics (gallons)	95	89	92

PO and Related Products (in millions)
PO and derivatives (pounds)	868	834	783
Co-products:
Styrene monomer (pounds)	987	982	1,027
MTBE and other TBA derivatives (gallons)	300	297	280

Refined products (thousand barrels per day) (b)
Gasoline	79	113	110
Diesel and heating oil	71	105	90
Jet fuel	19	10	21
Aromatics	6	8	8
Other refined products	145	114	124

Total refined products volumes	320	350	353

Discontinued Operations—Inorganic Chemicals (thousand metric tons) (c)
TiO2	146	151	136

Refining Metrics: (b)
Crude processing rates (thousand barrels per day)	221	261	275

Throughput margin ($ per barrel) (d)	15.43		20.16
Market margins ($ per barrel): (e)
WTI 2-1-1	9.28		7.52
WTI-Maya	12.72		13.02

Total	22.00		20.54

(a)	Sales volumes include sales to affiliates and intersegment sales.
(b)	The Refining information represents the operating results of Houston Refining on a 100% basis.
(c)	In the first quarter 2007, Lyondell signed an agreement for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented.
(d)	As a result of Lyondell's acquisition of 100% of Houston Refining, beginning with the fourth quarter 2006, Lyondell is providing throughput margin per barrel information for the refining segment. Throughput margin per barrel is a statistic that is commonly reported by independent refiners, and management believes that it provides useful information to help investors, financial analysts and the public analyze and evaluate refining segment performance compared to other refiners and to industry benchmarks. Lyondell’s presentation of throughput margins for the refining segment should not be considered as an alternative to GAAP measures such as refining segment revenues and operating income. See Table 14 for calculation of throughput margin and reconciliation to Refining segment operating income. The throughput margin is divided by the number of barrels of crude oil processed in the quarter to derive the margin per barrel.
(e)	Market margins are reported by Platts, a division of The McGraw-Hill Companies.

Table 9—Reconciliation of Segment Information to Consolidated Lyondell Financial Information

(Millions of dollars)	Sales and other operating revenues	Operating income (loss)	Depreciation and amortization	Capital expenditures

For the three months ended March 31, 2007:

Segment Data
Ethylene, Co-Products & Derivatives	$2,991	$77	$98	$41
PO & Related Products (a)	1,758	27	59	9
Refining (b)	1,884	78	55	90
Other (c)	(844)	(3)	1	1

Continuing Operations	$5,789	$179	$213	$141

For the three months ended March 31, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$3,152	$299	$98	$23
PO & Related Products	1,644	117	56	15
Other (c)	(378)	(4)	2	—

Continuing Operations	$4,418	$412	$156	$38

For the three months ended December 31, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$3,091	$214	$98	$65
PO & Related Products	1,712	45	62	14
Refining (b)	2,065	302	55	69
Other (c)	(934)	(12)	2	1

Continuing Operations	$5,934	$549	$217	$149

(a)	Includes a first quarter 2007 pretax charge of $62 million related to commercial arrangements associated with the 2005 shutdown of the Lake Charles TDI facility.
(b)	The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(c)	Includes items not allocated to segments or discontinued operations and elimination of intersegment transactions between segments and discontinued operations.

Table 10—Reconciliations

Segment EBITDA to Income from Continuing Operations

	For the three months ended
	March 31,		December 31, 2006
(Millions of dollars)	2007	2006

LYONDELL
Segment EBITDA:
Ethylene, Co-Products & Derivatives	$177	$397	$313
PO & Related Products	87	175	105
Refining (a)	133	—	357
Other	(1)	72	(12)
Add:
Income from equity investment in Houston Refining (a)	—	91	—
Deduct:
Depreciation and amortization	(213)	(156)	(217)
Interest expense, net	(174)	(125)	(177)
Provision for income taxes	(3)	(168)	(64)
Debt prepayment premiums and charges	—	—	(19)

Lyondell income from continuing operations	$6	$286	$286

Refining EBITDA (b)		$193
Deduct:
Depreciation and amortization		(31)
Interest expense, net		(11)

Houston Refining net income		$151

Discontinued Operations—Inorganic Chemicals (c) Unaudited Income Statement Information
	For the three months ended
	March 31,		December 31, 2006
	2007	2006
Sales and other operating revenue	$333	$339	$311
Cost of sales	282	288	306
Asset impairments	1	2	555
Selling, general and administrative expenses	24	24	31
Research and development expenses	6	5	6
Interest expense, net	(1)	(3)	(2)
Other income (expense), net	—	(3)	1
Provision for income taxes	6	10	19

Income (loss) from discontinued operations, net of tax	$13	$4	$(607)

Inorganic Chemicals EBITDA (c)	$21	$44	$(10)
Deduct:
Depreciation and amortization	—	(25)	(21)
Interest expense, net	(1)	(3)	(2)
Income taxes	(6)	(10)	(19)
Charges related to impairment of assets	(1)	(2)	(555)

Income (loss) from discontinued operations, net of tax	$13	$4	$(607)

(a)	The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(b)	The Refining information represents operating results of Houston Refining on a 100% basis.
(c)	Lyondell signed an agreement in the first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented.

Table 11—Lyondell Unaudited Income Statement Information (a)

	For the three months ended
	March 31,		December 31, 2006
(Millions of dollars, except per share data)	2007	2006
Sales and other operating revenues	$5,789	$4,418	$5,934
Cost of sales (b)	5,442	3,881	5,234
Selling, general and administrative expenses	150	107	133
Research and development expenses	18	18	18

Operating income	179	412	549
Income from equity investment in Houston Refining	—	91	—
Income (loss) from other equity investments	2	(1)	1
Interest expense, net	(174)	(125)	(177)
Other income (expense), net	2	77	(23)

Income before income taxes	9	454	350
Provision for income taxes	3	168	64

Income from continuing operations	6	286	286
Income (loss) from discontinued operations, net of tax	13	4	(607)

Net income (loss)	$19	$290	$(321)

Income from continuing operations:
Basic	$0.03	$1.16	$1.15

Diluted	$0.02	$1.10	$1.10

Net income (loss):
Basic	$0.08	$1.18	$(1.29)

Diluted	$0.07	$1.12	$(1.23)

Weighted average shares (in millions):
Basic	251.1	246.9	248.4

Diluted	263.7	259.3	261.6

(a)	Lyondell signed an agreement in the first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented. Results of operations reflect the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.
(b)	Includes a first quarter 2007 pretax charge of $62 million related to commercial arrangements associated with the 2005 shutdown of the Lake Charles TDI facility.

Table 12—Lyondell Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2007	2006
Net income	$19	$290
Income from discontinued operations, net of tax	(13)	(4)
Adjustments:
Depreciation and amortization	213	156
Equity investments—
Amounts included in net income	(2)	(90)
Distributions of earnings	—	70
Deferred income taxes	(75)	76
Changes in assets and liabilities:
Accounts receivable	(54)	59
Inventories	(137)	(179)
Accounts payable	223	(24)
Other, net	(240)	143

Cash provided by (used in) operating activities—continuing operations	(66)	497
Cash used in operating activities—discontinued operations	(45)	(221)

Cash provided by (used in) operating activities	(111)	276

Expenditures for property, plant and equipment	(141)	(38)
Acquisition of Houston Refining	(94)	—
Contributions and advances to affiliates	(12)	(37)

Cash used in investing activities—continuing operations	(247)	(75)
Cash used in investing activities—discontinued operations	(8)	(10)

Cash used in investing activities	(255)	(85)

Repayment of long-term debt (b)	(8)	(443)
Net borrowings on revolving credit facility	145	—
Dividends paid	(57)	(56)
Proceeds from stock option exercises	48	2
Other	23	1

Cash provided by (used in) financing activities—continuing operations	151	(496)
Cash provided by (used in) financing activities—discontinued operations	24	(2)

Cash provided by (used in) financing activities	175	(498)

Effect of exchange rate changes on cash	1	1

Decrease in cash and cash equivalents	$(190)	$(306)

(a)	Lyondell signed an agreement in the first quarter 2007 for a proposed sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented. Houston Refining became a wholly-owned subsidiary as of August 16, 2006. Prior to August 16, 2006, Lyondell’s investment in Houston Refining was accounted for on an equity basis.
(b)	Includes prepayment premiums in the three months ended March 31, 2006 of $9 million.

Table 13—Lyondell Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2007	December 31, 2006
Cash and cash equivalents	$211	$401
Accounts receivable, net	1,996	1,932
Inventories	2,019	1,877
Prepaid expenses and other current assets	165	147
Deferred tax assets	103	102
Current assets held for sale	694	687

Total current assets	5,188	5,146
Property, plant and equipment, net	8,531	8,542
Investments and long-term receivables:
Investment in PO joint ventures	781	778
Other investments and long-term receivables	119	115
Goodwill, net	1,373	1,332
Other assets, net	885	864
Long-term assets held for sale	1,097	1,069

Total assets	$17,974	$17,846

Current maturities of long-term debt	$163	$18
Accounts payable	2,110	1,868
Accrued liabilities	755	980
Current liabilities associated with assets held for sale	316	341

Total current liabilities	3,344	3,207
Long-term debt	7,920	7,936
Other liabilities	1,495	1,453
Deferred income taxes	1,450	1,537
Long-term liabilities associated with assets held for sale	406	391
Minority interests	113	134
Stockholders’ equity (252,889,856 and 248,970,570 shares outstanding at March 31, 2007 and December 31, 2006, respectively)	3,246	3,188

Total liabilities and stockholders’ equity	$17,974	$17,846

(a)	Lyondell signed an agreement in the first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as held for sale, including comparative periods presented.

Table 14—Refining Segment Throughput Margin and Reconciliation to Unaudited Refining Segment Operating Income

	For the three months ended
(Millions of dollars)	March 31, 2007	December 31, 2006
Refining Throughput Margin:
Sales and other operating revenues (a)	$1,884	$2,065
Crude oil and feedstock costs	1,577	1,555

Throughput margin	307	510

Operating expenses	225	201
Selling, general and administrative expense	4	7

Refining operating income (a)	$78	$302

(a)	See Table 9 for reconciliation of Refining segment sales and other operating revenues and operating income to Lyondell sales and other operating revenues and operating income.

Tables 15 through 20 represent additional financial information for Equistar and Millennium

Table 15—Equistar Unaudited Income Statement Information (a)

	For the three months ended
	March 31,		December 31, 2006
(Millions of dollars)	2007	2006
Sales and other operating revenues (b)	$2,869	$3,036	$2,971
Cost of sales	2,738	2,670	2,713
Selling, general and administrative expenses	59	48	47
Research and development expenses	9	8	9

Operating income	63	310	202
Interest expense, net	(53)	(53)	(50)
Other income (expense), net	1	(1)	—

Net income (c)	$11	$256	$152

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	As a partnership, Equistar is not subject to federal income taxes.

Table 16—Equistar Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2007	December 31, 2006
Cash and cash equivalents	$27	$133
Accounts receivable, net	1,209	1,167
Inventories	755	809
Prepaid expenses and other current assets	58	49

Total current assets	2,049	2,158
Property, plant and equipment, net	2,821	2,846
Investments	63	59
Other assets, net	281	296

Total assets	$5,214	$5,359

Accounts payable	$951	$905
Accrued liabilities	208	312

Total current liabilities	1,159	1,217
Long-term debt	2,159	2,160
Other liabilities and deferred revenues	381	378
Partners’ capital	1,515	1,604

Total liabilities and partners’ capital	$5,214	$5,359

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.

Table 17—Equistar Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2007	2006
Net income	$11	$256
Adjustments:
Depreciation and amortization	81	82
Changes in assets and liabilities:
Accounts receivable	(42)	35
Inventories	54	(144)
Accounts payable	37	46
Other, net	(118)	(86)

Cash provided by operating activities	23	189

Expenditures for property, plant and equipment	(38)	(22)

Cash used in investing activities	(38)	(22)

Distributions to owners	(100)	(200)
Repayment of long-term debt	—	(150)
Other	9	1

Cash used in financing activities	(91)	(349)

Decrease in cash and cash equivalents	$(106)	$(182)

(a)	Represents information for Equistar on the basis reflected in Equistar’s financial statements as filed in its Annual Report on Form 10-K.

Table 18—Millennium Unaudited Income Statement Information (a) (b)

	For the three months ended
	March 31,		December 31, 2006
(Millions of dollars)	2007	2006
Sales and other operating revenues (c)	$152	$144	$148
Cost of sales	122	146	119
Selling, general and administrative expenses	12	11	18
Research and development expenses	1	1	2

Operating income (loss)	17	(14)	9
Interest expense, net	(18)	(11)	(18)
Other income (expense), net (d)	—	(25)	1

Loss before equity investment and income taxes	(1)	(50)	(8)
Income from equity investment in Equistar	3	75	45

Income from continuing operations before income taxes	2	25	37
Provision for (benefit from) income taxes	1	(7)	16

Income from continuing operations	1	32	21
Income (loss) from discontinued operations, net of tax	14	1	(26)

Net income (loss)	$15	$33	$(5)

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Millennium signed an agreement in the first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented.
(c)	Sales and other operating revenues include sales to affiliates.
(d)	Other income (expense), net, for the three months ended March 31, 2006 included an $18 million charge related to prior years’ income tax issues.

Table 19—Millennium Unaudited Balance Sheet Information (a) (b)

(Millions of dollars)	March 31, 2007	December 31, 2006
Cash and cash equivalents	$61	$76
Accounts receivable, net	98	111
Inventories	94	87
Prepaid expenses and other current assets	12	13
Deferred tax assets	63	62
Current assets held for sale	671	661

Total current assets	999	1,010
Property, plant and equipment, net	129	129
Investment in Equistar	444	470
Goodwill, net	48	48
Other assets, net	60	63
Long-term assets held for sale	719	694

Total assets	$2,399	$2,414

Accounts payable	$87	$102
Accrued liabilities	75	72
Current liabilities associated with assets held for sale	310	335

Total current liabilities	472	509
Long-term debt	763	767
Other liabilities	424	381
Deferred income taxes	232	248
Long-term liabilities associated with assets held for sale	379	361
Minority interest	5	5
Stockholder’s equity
(1,000 shares authorized; 661 shares issued
at March 31, 2007 and December 31, 2006)	124	143

Total liabilities and stockholder’s equity	$2,399	$2,414

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Millennium signed an agreement in the first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as held for sale, including comparative periods presented.

Table 20—Millennium Unaudited Cash Flow Information (a) (b)

	For the three months ended March 31,
(Millions of dollars)	2007	2006
Net income	$15	$33
Income from discontinued operations	(14)	(1)
Adjustments:
Depreciation and amortization	6	7
Equity investment in Equistar—
Amounts included in net income	(3)	(75)
Distributions of earnings	3	59
Debt prepayment charges and premiums	—	7
Deferred income taxes	(6)	1
Changes in assets and liabilities:
Accounts receivable	13	15
Inventories	(7)	15
Accounts payable	(16)	(7)
Other, net	—	32

Cash provided by (used in) operating activities—continuing operations	(9)	86
Cash used in operating activities—discontinued operations	(42)	(1)

Cash provided by (used in) operating activities	(51)	85

Expenditures for property, plant and equipment	(4)	(1)
Distributions from Equistar in excess of earnings	27	—

Cash provided by (used in) investing activities—continuing operations	23	(1)
Cash used in investing activities—discontinued operations	(8)	(10)

Cash provided by (used in) investing activities	15	(11)

Repayment of long-term debt	(4)	(241)
Other	1	1

Cash used in financing activities—continuing operations	(3)	(240)
Cash provided by (used in) financing activities—discontinued operations	24	(2)

Cash provided by (used in) financing activities	21	(242)

Decrease in cash and cash equivalents	$(15)	$(168)

(a)	Represents information for Millennium on the basis reflected in Millennium’s financial statements as filed in its Annual Report on Form 10-K.
(b)	Millennium signed an agreement in first quarter 2007 for a pending sale of its worldwide inorganic chemicals business. As a result, the inorganic chemicals business is being reported as a discontinued operation, including comparative periods presented.